                                                                    Exhibit 21.1

                            WESTLINKS RESOURCES LTD.

                              LIST OF SUBSIDIARIES

                                                                         Percent
Name of Subsidiary            Jurisdiction of Incorporation               Owned
------------------            -----------------------------              -------
759975 Alberta Ltd.           Business Corporations Act (Alberta)         100%